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                                                                    EXHIBIT 23.2


                         INDEPENDENT AUDITORS' CONSENT


The Board of Directors
Carrier Access Corporation:

We consent to the use of our report dated January 20, 2003 with respect to the consolidated balance sheets of Carrier Access Corporation (the Company) as of December 31, 2002 and 2001, and the related consolidated statements of operations, stockholders' equity and comprehensive income (loss), and cash flows for each of the years in the three-year period ended December 31, 2002 included herein, and to the reference to our firm under the heading "Experts" in the prospectus.

Our report also refers to the Company's adoption of Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets, effective January 1, 2002.


                                                       /s/ KPMG LLP
                                                       ------------------------
                                                           KPMG LLP

Boulder, Colorado
November 13, 2003